UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/12/2009

DISCOVER FINANCIAL SERVICES
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33378

Delaware	36-2517428
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015
(Address of principal executive offices, including zip code)

(224) 405-0900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2009, Dennis D. Dammerman submitted notice of his resignation from the Discover Financial Services ("Company") Board of Directors, effective January 12, 2009. Mr. Dammerman was recently elected to the Board of Directors of American International Group, Inc. Mr. Dammerman said that in light of the substantial amount of time that he will need to devote to his new directorship, he was resigning from the Company's Board of Directors. Mr. Dammerman said that he was not resigning because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective January 12, 2009, David W. Nelms, the Company's Chief Executive Officer, was elected Chairman of the Board and Lawrence A. Weinbach was elected the Lead Director of the Board of Directors. Mr. Weinbach will continue to serve as Chairman of the Nominating and Governance Committee.

A copy of the press release announcing this information is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

99.1    Press Release of Discover Financial Services dated January 14, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: January 14, 2009	By:	/s/ Simon Halfin
Simon Halfin
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of Discover Financial Services dated January 14, 2009